UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

AEN GROUP LTD.
(Exact name of registrant as specified in its charter)

NEVADA	5960	61-2153082
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2614 35 Street SW

Calgary, AB, Canada  T3E 2Y2

Telephone: 852-994-3511

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Telephone: 775-322-0626

(Name, Address, including zip code, and Telephone Number of Agent for Service)

___________________________

Copies to:

Richard Jones

Jones & Haley, P.C.

750 Hammond Drive, Building 12, Suite 100

Atlanta, GA 30328

Telephone: (770) 804-0500

Email: jones@corplaw.net

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Offering Price Per Share(1)	Underwriting Discounts and Commissions	Shares to be Offered Pursuant to the Offering(2)	Maximum Net Proceeds	Amount of Registration Fee(3)
Common Stock, $0.0001 par value (Direct Public Offering)	$0.05	None	1,410,000	$70,500	7.77

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)

Consisting of 610,000 shares of common stock to be sold by the Selling Shareholders named herein and 800,000 shares of stock to be sold by the Company. Proceeds from the sale of shares by the Company will go to the Company, while proceeds from the sale of shares by the Selling Shareholders will go to the individual Selling Shareholders.

(3)

There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act. Management has determined that the shares offered by the Company will be offered for $.05 per share (See "Plan of Distribution"). Likewise, the Selling Shareholders will also sell their shares at a fixed price of $.05 per share.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 31, 2024

AEN GROUP LTD.

800,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY

610,000 SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of AEN Group Ltd. Upon completion of this Offering, we will attempt to have the shares quoted on the OTC Pink Open Market, also known as the “Pink Sheets,” operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the Pink Sheets. To be quoted on the Pink Open Market, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted and you may be unable to sell your shares.

In this public offering we, “AEN Group Ltd.” are offering 800,000 shares of our common stock.

We will receive the proceeds from the sale of these shares and the funds will be used for the purposes set forth herein.

Our Selling Shareholders are offering 610,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders.

The offering is being made by the Company on a self-underwritten, “best efforts” basis.  There is no minimum number of shares we are required to sell and there is no minimum number of shares that each investor is required to purchase. The shares offered by the Company will be sold on our behalf by our President and Director, Ms. Dandan Chen. It is uncertain whether or not we will be able to sell any of the 800,000 shares being offered herein by the Company. Ms. Chen will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.05 per share for the duration of the Offering.  Additionally, all of the shares offered by the Selling Shareholders will be sold at the same fixed price.

Assuming all of the 800,000 shares (100%) being offered by the Company are sold, the Company will receive $40,000 in net proceeds. Assuming 600,000 shares (75%) being offered by the Company are sold, the Company will receive $30,000 in net proceeds. Assuming 400,000 shares (50%) being offered by the Company are sold, the Company will receive $20,000 in net proceeds. Assuming 200,000 shares (25%) being offered by the Company are sold, the Company will receive $10,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and the Company may find it necessary to raise additional funding.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock offered hereby has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors. We may however, at any time and for any reason terminate the offering.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

AEN Group Ltd. was incorporated in the State of Nevada on January 29, 2024, and has one subsidiary, AEN Trading Ltd., which was incorporated in Alberta, Canada on June 10, 2022 and is conducting business primarily in Canada and Asia.

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Currently, we have 7,210,000 shares of common stock, $0.0001 par value, issued, outstanding, and held by 15 shareholders.

As of the date of this Registration Statement, Ms. Dandan Chen, a director, President and Treasurer of the Company, is able to control approximately 49.93% of the voting power of the Company and Liao Xiu Ze, a Director and Secretary of the Company is able to control approximately 41.61%. As such, Ms. Chen and Mr. Liao have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

AEN Group Ltd. is in the business of importing and exporting specialty products to and from Asia.  The Company aims to bridge the gap between Canadian and Asian markets by providing high demand, products of superior quality.

The shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $0.05 per share for the duration of the offering. The Company estimates the costs of this offering at about $35,000. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account. No escrow account will be established. Any investor who purchases shares will have no assurance that any monies, besides their own, will be invested for the shares subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and as a result will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus before making an investment decision.

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through December 31, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is December 31, 2024, subject to completion.

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PROSPECTUS SUMMARY

In this Prospectus, “AEN,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to AEN Group Ltd., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending June 30, 2024. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus may include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section contained in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

AEN Group Ltd. (“we”, “us”, “our”, or the “Company”), was incorporated on January 29, 2024, in the State of Nevada.

On January 29, 2024, Ms. Dandan Chen was appointed Director of the Company and Mr. Liao Xiu Ze was appointed President, Treasurer, Secretary and Director of the Company.  Ms. Chen and Mr. Liao are currently the only employees of the Company.  As the Company progresses and develops its business it plans to add new employees as needed and as its financial position allows.

On January 29, 2024, we sold 100,000 shares of restricted Common stock to Ms. Dandan Chen, at a price of $0.0001 per share of Common stock. The total subscription amount paid by Ms. Chen was $10. Ms. Chen serves as a director.  In addition, on January 29, 2024, we sold 3,000,000 shares of restricted Common stock to Mr. Liao Xiu Ze, at a price of $0.0001 per share of Common stock. The total subscription amount paid by Mr. Liao was $300. Mr. Liao serves as an officer and director. Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

On May 15, 2024, we acquired all of the issued and outstanding shares of AEN Trading Ltd. (“AEN Trading”), a company incorporated in Alberta, Canada on June 10, 2022, by issuing 3,500,000 shares of restricted Common stock to Ms. Dandan Chen. The shares were issued at a deemed price of $0.0001.  Upon completion of the transaction, AEN Trading became our wholly owned subsidiary.

On May 15, 2024, Liao Xiu Ze resigned as President and Treasurer of the Company and Dandan Chen was appointed President and Treasurer of the Company.

The Company has elected June 30 as its fiscal year end.

Nature of Business

AEN is in the business of importing and exporting specialty products to and from Asia.  The Company aims to bridge the gap between Canadian and Asian markets by providing high demand, superior quality products.

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Our Offering

We have authorized capital stock consisting of 100,000,000 shares of Common stock, $0.0001 par value per share (“Common Stock”) and 90,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

We have 7,210,000 shares of Common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 1,410,000 shares, including 800,000 additional shares of Common stock to be issued by us in a direct public offering. We will endeavor to sell all 800,000 shares of Common stock after this registration becomes effective. The price at which we, the Company, will offer these shares is at a fixed price of $0.05 per share for the duration of the offering. We will receive all proceeds from our sale of Common stock.

As of the date of this Registration Statement, Ms. Chen, a Director, President and Treasurer of the Company, is able to control approximately 49.93% of the voting power of the Company and Liao Xiu Ze, a Director and Secretary of the Company, is able to control approximately 41.61%. As such, Ms. Chen and Mr. Liao have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $0.05 for the duration of the offering. The Company estimates the costs of this offering to be about $35,000. All expenses incurred in this offering are being paid by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s checking account to be used for the purposes noted herein.  Any investor who purchases shares will have no assurance that any monies, other than own, will be invested into the shares.  All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company:

800,000 shares of common stock, with a fixed price of $0.05 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Stockholders:

610,000 shares of our common stock will be offered by selling stockholders in a resale offering at market prices for the duration of the offering. The offering will terminate upon the earliest to occur of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share:	We will sell the shares at a fixed price of $0.05 per share for the duration of this Offering. This offering price was chosen arbitrarily and bears no relationship to our earnings or book value.

Number of shares of common stock outstanding before the offering of common stock:	7,210,000 shares of common stock are currently issued and outstanding and no shares of Preferred Stock are currently issued and outstanding.

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Number of shares of common stock outstanding after the offering of common stock:	8,010,000 shares of common stock will be issued and outstanding if we sell all of the shares we are offering, and no shares of Preferred Stock will be issued and outstanding.

The minimum number of shares to be sold in this offering:	None.

Market for the common shares:

There is no public market for the common stock. The price per share is $0.05. The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.05 per share of common stock for sales made by the Company and the Selling Shareholders.

Use of Proceeds:

We intend to use the gross proceeds for, but not limited to, business development, advertising and marketing expenses, expenses related to ongoing reporting requirements and offering expenses. The Company will not receive any proceeds from the sale of the securities by the Selling Shareholders.

Termination of the Offering:

This offering will terminate upon the earlier of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Losses and Revenues:

The Company is in the startup phase of its business and as a result it has had losses and limited revenues since its inception. It earned revenue in 2023 of $16,871 and in 2024 of $12,863.  During that same period the Company had losses of $464 in 2023 and $154 in 2024. The Company also has an earned deficit reported on its balance sheet of $1,479.  In addition, as of the Company’s year end at June 30, 2024 and the three and six month periods ended September 30, 2024 and December 31, 2024, its largest debt is due to a related party in the amount of $7,000, $29,600 and $43,100 respectively. (See footnote 6 to the financial statements)

Going Concern:

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year.  The Company’s auditor has indicated that there is no assurance the Company will be able to continue as a going concern (See footnote 3 to the financial statements).  The Company’s financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as going concern.

Terms of the Offering:

Our President and Director, Dandan Chen will endeavor to sell the 800,000 shares of Common stock on behalf of the Company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis, without the receipt of any commissions or compensation.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs:	We estimate our total offering registration costs to be approximately $35,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and are seeking offers to purchase our common stock only in jurisdictions where such offers and sales are permitted.

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our Common Stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Because our headquarters are located outside of the U.S. and our products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Since our sales effort will occur primarily outside the United States, foreign economic downturns may affect our results of operations in the future. Additionally, other factors relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes and unrest;
•	the imposition of governmental controls or changes in government regulations;
•	restrictions on transfers of funds and assets between jurisdictions;
•	foreign tax treaties and policies;
•	geo-political instability;
•	changes in customs duties, additional tariffs and other trade barriers;
•	changes in shipping costs; and
•	currency exchange fluctuations.

As we operate our business, our success will depend in part, on our ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Some of our operations are located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, and growth rate. The Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

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Uncertainties with respect to the People’s Republic of China’s (“PRC”) legal system and changes in laws and regulations in China could adversely affect us.

Any operations that we may have in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

We are subject to customs and international trade laws that could require us to incur increased costs or could result in a delay in getting products to users, which may limit our growth and cause us to suffer reputational damage.

Our business is conducted worldwide, with goods imported from and exported to Canada and Asia. Our products will be shipped internationally. We are subject to numerous regulations, including customs and international trade laws that govern the importation, exportation, and sale of goods. In addition, we face risks associated with trade protection laws, policies and measures and other regulatory requirements affecting trade and investment, including loss or modification of exemptions for taxes and tariffs, imposition of new tariffs and duties, and import and export licensing requirements in the countries in which we operate. If these laws or regulations were to change or were violated by our management, employees or suppliers, we could experience delays in shipments of our goods, be subject to fines or penalties, or suffer reputational harm, which could reduce demand for our services and negatively impact our results of operations.

Legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effects on our operations. We may be required to make significant expenditures to comply with existing or future laws and regulations, which may increase our costs and materially limit our ability to operate our business. In addition, changes to legal requirements can create delays in the introduction and sale of our products and services, or in some cases, prevent the export or import or our products and services to certain countries, governments, or persons altogether.

We rely on the free flow of goods through open and operational ports worldwide. Labor disputes or other disruptions at ports create significant risks for our business, particularly if work slowdowns, lockouts, strikes, or other disruptions occur. Any of these factors could result in reduced sales or canceled orders, which may limit our growth and damage our reputation and may have a material adverse effect on our business, results of operations, financial condition, and prospects.

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Any factors that reduce cross-border trade or make such trade more difficult could harm our business.

Cross-border trade is an important source of revenue for us. The shipping of goods across national borders is often more expensive and complicated than domestic shipping. Customs and duty procedures and reviews, including duty-free thresholds in various key markets, the interaction of national postal systems, and security related governmental processes at international borders, may increase costs, discourage cross-border purchases, delay transit, and create shipping uncertainties. Any factors that increase the costs of cross-border trade or restrict, delay, or make cross-border trade more difficult or impractical would lower our revenue and profits and could harm our business.

We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with many other distributors and retailers of products identical or similar to ours, and these competitors may have significantly greater personnel, financial, and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Moreover, if the demand for our products increase, new companies may enter the market, and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars, which would harm us since we would be unable to compete with companies with greater resources. In addition, increased competition and increased demand may create a stress on our manufacturers and output capabilities, which may lead to increased prices, which would also harm our ability to compete.

We rely on third parties to develop, manufacture and produce, package, sell, and market our products, which may place us at a competitive disadvantage.

We rely on third parties to develop, manufacture, package, sell, and market our products, and as a result, we are dependent on the third-party firms that we engage.  There is no assurance that we will be able to renew or continue to enter into contracts with any such third parties on terms that are favorable to us. If any of our third-party contractors’ breach the contract or do not have the ability, for financial or other reasons, to perform its obligations, we may not be able to implement our business plan. Our reliance on third parties may place us at a competitive disadvantage.

US investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Canada and Asia. In addition, our officers and directors are nationals and residents of a country other than the United States, specifically Canada and China, with the majority of their assets outside of the United States. Our two officers also reside outside the United States.  Ms. Dandan Chan, our Director, President and Treasurer is a Chinese National and he resides at 2614 Thirty Fifth Street, SW, Albert Canada T3E ZY2.  Mr. Liao Xiu Ze, our Director and Secretary is a Chinese National and he resides at No. 82 Shun-Cheng Street, Unit 1, Block 4, Apt 104, Zaoyang City, Hubei, China 441200.  As a result, it may be difficult for investors to effect service of process on them within the United States. It may also be difficult to enforce court judgments under the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors. There is also uncertainty as to whether the courts of China or other Asian countries would recognize or enforce judgments of U.S. Courts.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our business activities.

Our company has a limited history of operations and has received limited revenues to date, in the total amount of $ 32,304 as of December 31 , 2024. This, coupled with a working capital deficit, has prompted our independent auditor to express a substantial doubt about our ability to continue as a going concern.

The accompanying financial statements, included herein, have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $28,227 for the period ended December 31, 2024 resulting in accumulated deficit of $49,973 and a working capital deficit of $26,070.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding in the future. If funding from this or any future public offerings are insufficient, then the Company shall be forced to rely on the financial support from its controlling shareholder.

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These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements herein are issued.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•

be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time that we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market or demand for our common stock and the perceived value of our common stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Our officers and directors control approximately 92% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Dandan Chen, our President, a member of our Board of Directors, owns approximately 49.3% of our current outstanding shares of our common stock. Liao Xiu Ze, Secretary, and a member of our Board of Directors, owns approximately 41.61% of our current outstanding shares of common stock. Together, our officers and directors hold approximately 92% of our issued and outstanding shares of common stock. Accordingly, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

Our directors and officers are not selling all or substantially all of their ownership interest in this offering, and accordingly they will continue to have significant influence regarding matters requiring approval by our shareholders or the board of directors. They may also continue to have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers and acquisitions, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to their stock ownership, our officers and directors are key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our shareholders.

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Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and due to the fact that we will become a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because external third - party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the Company.

Our success depends on the continuing efforts of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, our business may be severely disrupted if we lose any of their services.

Our future success depends upon the continued services of our senior executives. We currently do not maintain “key man” life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key personnel are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, there is substantial competition for senior executives and key personnel in our industry, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such insurance may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

 As we are a development stage company, we have not generated any significant revenues and do not have a significant operating history.

The Company was incorporated on January 29, 2024; we have only recently begun to realize revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. Our net loss for the year ended June 30, 2024, was $171 and our net loss for the period ended December 31, 2024 was $28,227. Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the start-up of our business. As of June 30, 2024 and December 31, 2024, cash and cash equivalents were $27,170 and $19,311, respectively.

Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. We cannot assure that we can obtain financing in a timely manner or on commercially reasonable terms.

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Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock (if a market ever develops) could drop significantly.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings in order to grow the Company and do not expect to pay any dividends in the foreseeable future.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. The offering price of our common stock may not necessarily reflect the market price of our common stock following this offering. If you acquire shares of our common stock, there is no assurance that you will be able to resell them at or above the offering price set herein. The development of an active trading market for our common stock, if it occurs at all, and its level of liquidity are and will remain unpredictable. It is possible that an active public market may not emerge or may not be sustained following this offering. In the event that an active public market does not materialize or is not sustained, you may encounter challenges when attempting to sell your common stock, either at an attractive price or at any price at all.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock, if a public market for our common stock is to develop. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price or perceived value of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

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In the future, we may choose to issue additional shares of our common stock, potentially leading to dilution for our current stockholders.

Our Certificate of Incorporation permits the issuance of up to 100,000,000 shares of common stock, with 6,100,000 shares already issued and outstanding as of the date of this filing. Issuing additional common shares in the future could result in a significant reduction in the ownership percentage of our common shares held by our existing stockholders. We may determine the value of any common stock issued in the future using discretionary criteria. The issuance of common stock for various purposes such as future services, acquisitions, or other corporate activities may result in the dilution of the value of shares held by our investors and could potentially have an adverse impact on any trading market that may develop for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to AEN, and held in our bank account and if management determines that the Subscription Agreements are in good order and the Company accepts the investor’s investment, then investors will not have the right to a refund of their payment.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell all or any shares being offered.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President and Director, Dandan Chen, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares being offered, we may have to seek alternative financing to implement our business plan. There is no assurance that we would be able to obtain such alternate financing or that we would be able to obtain such financing on terms that are acceptable.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience dilution and perhaps substantial dilution.  Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

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Ms. Dandan Chen, our President and a Director, has no prior experience in conducting a best-efforts offering. This lack of experience raises the possibility that we may not be able to secure the necessary funds to initiate our business operations. Additionally, it's important to note that a best-efforts offering does not impose a minimum fundraising requirement.

Consequently, there exists the risk that we may not raise adequate funds to support our planned operations, which could have a detrimental impact on our business, potentially leading to a significant adverse effect on your investment. The inability to effectively execute a best-efforts offering might result in a complete loss of your investment in our company.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause you to lose some or all of your investment.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements and to remain in compliance. Without substantive revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. In order for us to remain in compliance we will require future revenue to cover the cost of these filings, which could comprise a portion of our available cash resources. If we are unable to generate sufficient revenues, or should we not have available cash reserves to remain in compliance, it may be difficult for you to resell any shares you may purchase.

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The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;
•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;
•

be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,
•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;
•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or
•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

Our securities have no prior market, and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.05 per share. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We have a large liability to a related party.

Our largest liability is in the amount of $7,000.00 as of June 30, 2024 and $43,100 as of December 31, 2024 and it is owed to our director and secretary Liao Xiu Ze who  advanced us the funds to allow us to implement our business plan as discussed herein. The related party’s influence over our financial and operational decisions may lead to conflicts of interest.  Their decisions may not always align with the best interests of our Company or other stakeholders.  Any adverse change in the financial stability of the related party could jeopardize their ability to support or refinance the liability.  This could force us to seek alternative, potentially more expensive, financing options.  In addition, a significant related party liability may negatively impact our creditworthiness and credit rating.  This could lead to higher borrowing costs and reduced access to capital markets for future financing needs.  Liabilities to a related party can create risks to the Company, because management may be tempted to repay that debt instead of debts owed to non-related parties.  This debt, which was non-interest bearing, was converted to a term loan of one year as of January 1, 2025 and earns interest at a rate of 5% per annum.

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If the Selling Shareholders sell a large number of shares all at once or in blocks, the market price of our common stock would most likely decline.

The Selling Shareholders are offering up to 610,000 shares of our common stock through this prospectus. Presently, no market exists for our common stock. However, should a market develop, shares sold at a price below the then current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 8% of the common stock outstanding as of the date of this prospectus.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not previously been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
•	changes in key personnel;
•	entry into new geographic markets;
•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	announcements relating to litigation;
•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•

changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;
•	industry developments and economic and other external factors;
•	future sales of our common stock by our officers, directors and significant stockholders; and
•	changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

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Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover. The Company may also have contractual indemnification obligations under its management agreements with its executive officers. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we intend to (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act, and we expect to be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

In the future, we may issue additional common and/or preferred shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of common stock with a par value of $0.0001. As of the date of this filing, the Company had 7,210,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 100,000,000 shares of common stock. In addition, the Articles of Incorporation authorize the issuance of up to 90,000,000 shares of preferred stock with a par value of $0.0001. As of the date of this filing, the Company has no preferred shares outstanding. The future issuance of common stock and preferred may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Because the Company’s headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the U.S. Consequently, it may be difficult for investors to effect service of process in the U.S. and to enforce judgments obtained in U.S. courts. It may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the U.S. against us may not be enforceable.

Because our officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

If an event occurs that results in any liability of any of our officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because our officers and directors reside outside of the United States. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person and register the judgment in the foreign jurisdiction where his or her assets are located. Accordingly, it may be difficult to enforce any liabilities against our officers and directors.

We are subject to going concern risks.

The financial statements that accompany this registration statement have been prepared assuming that the Company will continue as a going concern. The Company has only incurred losses to date, and the Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances that it will be successful in these endeavors. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding, including through this public offering. If funding raised is insufficient, then the Company shall rely on the financial support from its controlling shareholders.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company is unable to continue as a going concern.

The going concern qualification indicates substantial doubt about our ability to continue operations. This could lead to operational disruptions and impact our ability to execute our business strategy effectively. In addition the qualification may adversely affect our creditworthiness, making it more difficult to obtain financing on favorable terms. This could result in higher borrowing costs and limited access to capital markets.  Also, the presence of a going concern qualification can undermine investor confidence, potentially leading to a decline in our stock price and increased volatility in our securities.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Asia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities legislation, which relate to future events or our future financial performance. Forward-looking information may include, but is not limited to, statements with respect to capital expenditures, success of business activities, permitting timelines, requirements for additional capital, government regulation of business operations, environmental risks, limitations on insurance coverage, the completion of regulatory approvals. In some cases, those forward-looking statements can be identified by terminology such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” or “continue” or the negative of these terms or other variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the industry in which our products are sold (d) our future financing plans and (e) our anticipated needs for working capital. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, without limitation, the risks outlined under the heading “Risk Factors” set forth above and matters described in this prospectus generally that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus. Except as required by applicable law, including the securities laws of the United States, the Company assumes no obligation to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that the Company expects to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that the Company may be unable to predict, which would have an adverse effect on our operations.

Investors are cautioned against placing undue reliance on forward-looking information.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONN AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report.

Business Summary

AEN is in the business of importing and exporting specialty products to and from Asia.  The Company aims to bridge the gap between Canadian and Asian markets by providing high demand, superior quality products.

We were incorporated on January 29, 2024. On May 15, 2024, we acquired our wholly owned subsidiary, AEN Trading Ltd. (“AEN Trading”). AEN Trading was incorporated on June 10, 2022. The acquisition of AEN Trading is treated as a reverse takeover transaction.

Prior to our acquisition of AEN Trading, we did not have any material assets, liabilities and had not commenced business operations. As a result of the reverse takeover acquisition, our historical financial statements represent those of AEN Trading.

Inflation hasn’t had a material impact on our operations despite the increase in the cost of our products and the selling price. The Company mitigates the inflationary impact by passing on the increase in costs to customers. The Company’s products are sourced from suppliers in Canada and therefore are not readily available in the local Chinese market. As a result, Chinese customers have limited comparable options. Thus, the Company is able to pass on the inflationary cost without much resistant from customers. The Company has not experienced any supply chain issues as the Company purchases its products from multiple suppliers. The Company only exports products that are readily available as it is not focusing on any one product or supplier. So far, these challenges haven’t had a significant impact on the Company’s results of operations. The Company has been able to maintain its target of achieving a gross profit margin in the range of 20% to 30%.

Results of Operations

Year Ended June 30, 2024 Compared to June 30, 2023

Assets

As of June 30, 2024, we had total assets of $31,670 and cash and cash equivalents of $27,170 compared to total assets of $3,134 and cash and cash equivalents of $1,982 for the year ended June 30, 2023.

On June 28, 2024, the Company closed a private placement in which the Company issued 610,000 common shares for gross proceeds of $30,500.

Liabilities and Stockholders’ Equity

As of June 30, 2024, we had total liabilities of $9,271 and a shareholders’ equity of $22,399 compared to total liabilities of $4,260 and a shareholders’ deficit of $1,126 for the year ended June 30, 2023, with liabilities primarily consist of amount due to related parties and accrued expenses.

Revenue

For the year ended June 30, 2024, we realized revenues of $12,863, and a gross profit of $2,933 compared to revenues of $16,871 and a gross profit of $4,830 for the year ended June 30, 2023.

Expenses

For the year ended June 30, 2024, we incurred selling general and administrative expenses in the amount of $2,916 compared to general and administrative expenses of $5,049 for the year ended June 30, 2023. Expenses primarily consist of legal, accounting, consulting and other professional service fees.

Net Loss

For the year ended June 30, 2024, we incurred a net loss of $171 compared to a net loss $476 for the year ended June 30, 2023.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $2,290 for the year ended June 30, 2024 compared to $347 for the year ended June 30, 2023.

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Cash Used in Investing Activities

For the year ended June 30, 2024, the Company has no investing activities.

Cash Provided by Financing Activity

Cash provided by financing activities was $27,481 for the year ended June 30, 2024, consisting of repayment to related party of $3,720, the issuance of common stock from private placement financings totalling $30,500 and cash acquired from assets acquisition of $6,301, compared to cash provided financing activities of $2,312 for the year ended June 30, 2023, consisting of advance from related party.

Three Months Ended December 31, 2024 Compared to December 31, 2023

Assets

As of December 31, 2024, we had total assets of $22,972 and cash and cash equivalents of $19,311 compared to total assets of $31, 670 and cash and cash equivalents of $27,170 for the year ended June 30, 2024.

Liabilities and Stockholders’ Equity

As of December 31, 2024, we total liabilities of $49,042 and a shareholders’ deficit of $26,070 compared to total liabilities of $9,271 and a shareholders’ equity of $22,399 for the year ended June 30, 2024, with liabilities consisting primarily of amount due to related parties and accrued expenses.

Revenue

For the three months ended December 31, 2024, we realized revenues of $2,476 and a gross profit of $645 compared to revenues of $1,646 and a gross profit of $277 for the three months ended December 31, 2023.

Expenses

For the three months ended December 31, 2024, we incurred selling, general and administrative expenses in the amount of $28,766 compared to selling, general administrative expenses of $302 for the three months ended December 31, 2023. Expenses primarily consist of legal, accounting, consulting and other professional service fees.

Net Loss

For the three months ended December 31, 2024, we incurred a net loss of $28,227 compared to a net loss of $51 for the three months ended December 31, 2023.

Six Months Ended December 31, 2024 Compared to December 31, 2023

Assets

As of December 31, 2024, we had total assets of $22,972 and cash and cash equivalents of $19,311 compared to total assets of $31,670 and cash and cash equivalents of $27,170 for the year ended June 30, 2024.

Liabilities and Stockholders’ Equity

As of December 31, 2024, we had total liabilities of $49,042 and a shareholders’ deficit of $26,070 compared to total liabilities of $9,271 and a shareholders’ equity of $22,399 for the year ended June 30, 2024, with liabilities consisting primarily of amount due to related parties and accrued expenses.

Revenue

For the six months ended December 31, 2024, we realized revenues of $2,570 and a gross profit of $677 compared to revenues of $2,626 and a gross profit of $515 for the six months ended December 31, 2023.

Expenses

For the six months ended December 31, 2024, we incurred selling, general and administrative expenses in the amount of $49,031 compared to selling, general administrative expenses of $28,766 for the six months ended December 31, 2023. Expenses primarily consist of legal, accounting, consulting and other professional service fees.

Net Loss

For the six months ended December 31, 2024, we incurred a net loss of $48,469 compared to a net profit of $28 for the six months ended December 31, 2023.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $46,979 for the six months ended December 31, 2024 compared to $2,646 for the six months ended December 31, 2023.

Cash Used in Investing Activities

For the six months ended December 31, 2024, the Company has no investing activities.

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Cash Provided by Financing Activity

Cash provided by financing activities was $39,025 for the six months ended December 31, 2024, consisting of advance from related party compared to cash provided financing activities of  $3,331 for the six months ended December 31, 2023, consisting of advance from related party.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Intercompany Transfer of Funds

The Company’s subsidiary, AEN Trading, hasn’t transferred any funds to the Company, as the parent in the corporate structure, and the parent hasn’t transferred any funds to the subsidiary.  The Subsidiary is the operating company, and it retains its funds to pay its own expenses.  Management does not anticipate the payment or distribution of dividends, but in the event such dividends were paid, the Subsidiary would transfer the funds to the parent, which would then make the distribution to the shareholders. No distribution will be made by the subsidiary directly to the shareholders.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the Company has only incurred losses since its inception. The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances that it will be successful in these endeavors. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding including through this public offering. If funding obtained is insufficient, then the Company shall rely on the financial support from its controlling shareholder.   These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the event the Company is not able to continue as a going concern.

DESCRIPTION OF BUSINESS

Corporate History

AEN Group Ltd. (“we”, “us”, “our”, or the “Company”), was incorporated on January 29, 2024 in the State of Nevada.

On January 29, 2024, Dandan Chen was appointed Director of the Company and Liao Xiu Ze was appointed President, Treasurer, Secretary and Director of the Company.

On January 29, 2024, we sold 100,000 shares of restricted Common stock to Ms. Dandan Chen, at a price of $0.0001 per share of Common stock. The total subscription amount paid by Ms. Chen was $10. Mr. Chen serves as an officer and director.  In addition, on January 29, 2024, we sold 3,000,000 shares of restricted Common stock to Mr. Liao Xiu Ze, at a price of $0.0001 per share of Common stock. The total subscription amount paid by Mr. Liao was $300. Mr. Liao serves as an officer and director. Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

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On May 15, 2024, we acquired all of the issued and outstanding shares of AEN Trading Ltd. (“AEN Trading”), a company incorporated in Alberta, Canada, by issuing 3,000,000 shares of restricted Common stock to Ms. Dandan Chen.  The shares were issued at a deemed price of $0.0001.  Upon completion of the transaction, AEN Trading became our wholly-owned subsidiary.

On May 15, 2024, Liao Xiu Ze resigned as President and Treasurer of the Company and Dandan Chen was appointed President and Treasurer of the Company.

The Company has elected June 30 as its fiscal year end.

Business Information

The Company is in the business of importing and exporting specialty products to and from Asia.  The Company aims to bridge the gap between Canadian and Asian markets by providing high demand, superior quality products.

The Company intends to address the need for premium Canadian products in Asian markets and the demand for unique Asian products in Canada by leveraging Canada's reputation for quality in agricultural and health products to meet the growing Asian demand for trusted foreign brands. Specifically, the Company offers a variety of health and beauty products, including nutritional supplements, baby formula and food, and women’s skincare products, all sourced from Canadian suppliers. In Canada, the Company will import high-quality loose tea leaves and other specialty items from Asia, catering to a diverse consumer base seeking authentic Asian products.

In the future, the Company also plans to pursue the potential of exporting Canadian Extra Virgin Canola Oil, renowned for its quality and health benefits. At this time, we have not developed a time frame for offering that product due to a trade dispute between China and Canada. The timing will depend on the outcome of that trade dispute. The Company’s operating subsidiary, AEN Trading Ltd., was appointed as a representative by Mountainview Farming Group Ltd., in early 2024 to market its cold pressed non-GMO canola oil in China.  Subsequent to this appointment, a trade dispute arose related to the export of Canadian rapeseed to China after Canada imposed 100% tariffs on Chinese electric vehicle.  Due to this trade dispute, the Company has temporarily put the plan of exporting canola oil to China on hold.  As a result, the Company hasn’t finalized any detailed arrangement with Mountainview Farming Group Ltd. The Company is looking forward to an early resolution of this trade dispute so it can pursue the potential of exporting canola oil to China.

Company’s Operations

The Company generates all its sales revenue through its wholly owned subsidiary, AEN Trading Ltd. (“AEN Trading”). AEN Trading, based in Alberta, Canada, was incorporated in June 2022. It is in the business of exporting and importing of specialty products to and from Asia. Currently, it generates all its sales revenue through exportation of health and beauty products to China.

In 2025, AEN Trading aims to generate another revenue stream through importing loose tea leaves to Canada from China. This product is still in the planning stage and our timeline is to begin the trading of lea leaves in 2025.

Other than the expense for the cost of goods sold, AEN Trading has a relatively small amount of G&A expenses. The Company’s G&A expenses primarily consisted of professional fees relating to this registration statement.

Products

Health and Beauty Products

Presently, the Company focuses on the export of health and beauty products to China. The Company sources a diverse range of health and beauty products from Canada, including nutritional supplements, baby formula, food items and supplements, and select skincare products. With a focus on international Asian markets where foreign-imported goods are perceived as superior, these products command higher profit margins due to their recognized brands and adherence to rigorous standards. Collectively, they cater to consumers seeking premium health and beauty solutions, emphasizing trustworthiness and quality assurance.

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Loose Leaf Tea

In 2025, the Company plans to import a variety of loose tea leaves from the Chaoshan region of China, known for its rich tea culture and high-quality tea production. The varieties the Company will be importing include Chaoshan Dancong (notably Ya Shi Xiang “duck feces” and honey orchid), Da Hong Pao, Green tea, Black tea, and Oolong tea. These teas are sourced from the Guangdong Chaoan Fenghuang “Phoenix” Mountain Provincial Nature Reserve, an area celebrated for its pristine conditions and traditional tea cultivation methods.

Chaoshan is renowned not only for the exceptional quality of its teas but also for its deep-rooted tea culture, which includes the traditional Gongfu tea ceremony. This intricate ceremony is a hallmark of Chaoshan's heritage and adds to the allure and authenticity of the teas produced in this region. The teas from Chaoshan are cherished worldwide for their unique aromas and flavors, which are gentle yet distinctly complex, making them highly sought after by tea connoisseurs. Each variety offers a different palate experience, appealing to a broad range of tastes and preferences. By sourcing from Chaoshan, the Company ensures not only the authenticity and premium quality of the teas but also cost-effectiveness, benefiting from the region's established tea industry. This strategic sourcing allows us to offer competitive prices while maintaining high standards. Initially targeting the market in Alberta, Canada, where there is a noticeable gap in suppliers of high-quality Chinese teas, the Company plans to introduce these exceptional teas to Canadian consumers. The introduction will leverage Canada’s growing interest in global tea cultures and its demand for premium, authentic tea experiences.

Canola Oil

In the future, the Company hopes to export canola oil to China. At this time, however, there is a trade dispute between China and Canada related to canola seed. We hope this trade dispute will be resolved in the near future, but at this time we can’t go forward with this product until the trade dispute is resolved.

Extra virgin canola oil is a premium non-GMO product renowned for its exceptional quality and health benefits. It is extracted from a specially cultivated rapeseed that is naturally low in erucic acid and glucosinolates, thereby, enhancing its nutritional value.

Sourced from the fertile fields of Western Canada, Canadian extra virgin canola oil stands out due to its low saturated fat content and high monounsaturated fat levels, making it one of the healthiest oils available on the market. It is particularly noted for its optimal fatty acid ratio, including significant amounts of alpha-linolenic acid, which is essential for heart health and reducing coronary disease risks. It provides essential omega-3 and omega-6 fatty acids beneficial for brain function and inflammation reduction. Additionally, it is high in Vitamin E and antioxidants, aiding in pollution defence and age-related disease prevention.

Product Background and Benefits

Health and Beauty Products

The market for foreign imported health and beauty products in China, particularly nutritional supplements, baby formula, and skincare products, is expanding rapidly, driven by a combination of increased health consciousness, rising disposable incomes, and a shift towards premium and organic products.

Nutritional Supplements: The dietary supplements market in the Asia-Pacific region was valued at approximately US $57 billion in 2022 and is forecasted to experience robust growth with a CAGR of 12.6% from 2023 to 2030.1 China accounts for the largest revenue share in the Asia-Pacific region with US $5 billion in 2024 and a projected annual growth rate of 8.43% (CAGR 2024-2029). This growth is driven by an increase in health consciousness among consumers, a shift towards preventative healthcare, rising income levels, and the expansion of e-commerce, which facilitates easier access to these products. The demand for nutritional supplements in China is significantly influenced by the lifestyle in Tier 1 cities, where long working hours and high-pressure environments prevail. Products that cater to stress reduction, energy enhancement, and sleep improvement, such as integrated nutrition supplements and melatonin, are particularly popular. Younger demographics, especially women, show a preference for products that combine health and beauty benefits, such as collagen drinks and biotin supplements, which support skin health and hair care. The market is also seeing a trend towards functional foods, such as gummies, which are favored for their snack-like form and appealing taste, making them popular among young consumers who are increasingly health-conscious but also value convenience and taste.

Baby Formula: The Asia-Pacific region holds the largest share of the global infant formula market, valued at US $50.52 billion in 2023. This market is expected to see the highest growth rate globally from 2024 to 2032 due to increasing consumer awareness about infant nutrition and the convenience of formula feeding.2 The Chinese infant formula market, valued at approximately US $23.6 billion in 20223, is shaped by a growing middle class, the prevalence of the "three-child policy," and lower breastfeeding rates. There is a strong preference for premium and specialized infant formula products in China. Parents are increasingly focused on formulas that offer additional health benefits, such as those that include supplements like DHA for brain development. Recent years have seen a tightening of regulations in China's infant formula market. New national standards introduced in 2023 set stricter requirements for the content of ingredients like protein and nutrients, as well as banning certain sugars. These changes aim to improve the nutritional quality of infant formulas available on the market. The market is becoming more consolidated, with major domestic brands and multinational corporations (MNCs) expected to dominate due to their ability to meet the stringent new regulatory standards. Smaller and medium-sized enterprises are finding it increasingly difficult to compete under the new regulatory regime. There is a strong preference for imported baby food and formula, perceived to be of higher quality and safer than some local options. This perception has been reinforced by past domestic scandals, leading to robust growth in the imported segment. Regarding the preferred origins for infant formula among Chinese consumers, a majority of 72.5% favor products from New Zealand. Following closely are China and Australia, preferred by 47.8% and 47.5% of consumers, and the Netherlands and Ireland with preference rates of 40.3% and 38.3%, respectively4.

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1 Grand View Research

2 Fortune Business Insights

3 China Briefing

4 Ibid

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Skincare Products: The Asia-Pacific skincare market is estimated to grow from US $54 billion in 2022 to US $85 billion by 20305. Currently, the China skincare market size reached US $46.3 billion in 2023 and is expected to reach US $98.3 billion by 2032, exhibiting a growth rate (CAGR) of 8.5% between 2024 to 20326. The skincare market in China is highly dynamic, with a strong preference for foreign brands due to perceived quality and safety. Consumer preferences lean heavily towards foreign brands, with 48% favoring Japanese products, 44% Korean, and 32% European, reflecting the high demand for quality international skincare solutions in the Chinese market. However, domestic brands are gaining traction due to their innovation and competitive pricing. The market is influenced by the rising middle class and digitalization, leading to increased consumer interest in beauty products. The skincare market in China is undergoing significant growth, with a strong lean towards natural and organic products. The market is heavily influenced by e-commerce and social media platforms, which are critical channels for reaching consumers. E-commerce sales for beauty products in China saw an 8% increase in the first quarter of 2022 alone, with platforms like Douyin (TikTok) experiencing a 164% surge in beauty product sales7. Platforms like Tmall and social media apps like Douyin (TikTok) and XiaoHongShu (Little Red Book) play pivotal roles in brand promotion and consumer engagement. The market for skincare products in China is expected to reach US $96 billion by 20278. This growth is fueled by an increasing focus on anti-aging and clinical brands, with consumers showing a preference for products that offer sun protection, skin whitening, rejuvenation, and anti-aging benefits.

Loose Leaf Tea

Tea is the second most consumed beverage after water worldwide. China leads globally in tea production, with over 3.1 million metric tons produced in 2021, making it the top producer for over a decade. Other significant producers include India, Kenya, and Sri Lanka. In terms of market revenue, China's tea market was the largest in 2022, generating nearly US $47 billion, with India following with a revenue of about US $12.6 billion9.

While Canada is not a major tea producer, it holds a prominent place in Canada's beverage culture, ranking as the third most popular drink. Nearly half of Canadians consume tea daily with 55% of Canadians report they have increased their tea consumption because of the beverage's soothing and relaxing qualities, emphasizing its role in providing comfort and a sense of well-being10. This highlights the significant role that tea plays not only as a beverage choice but also as a part of daily relaxation and stress relief rituals among Canadians. The Canadian tea market was valued at approximately US $451 million in 2022 and ranked 19th in revenue globally. Due to its limited production, Canada's tea imports far exceed its exports; in 2022, Canada imported about 49 thousand metric tons of tea and exported around two thousand metric tons. This indicates a strong domestic demand and reliance on imported tea to meet consumer needs11.

_____________________

5 Fortune Business Insights

6 IMARC Group

7 China Briefing

8 McKinsey & Company

9 Statista

10 Technomic

11 Statista

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Marketing Strategy

We are committed to implementing strategic marketing initiatives tailored to enhance visibility and drive consumer engagement across diverse product categories. Recognizing the unique challenges and opportunities within the health and beauty products, and loose leaf tea markets, AEN Group is implementing a series of targeted strategies. These strategies are designed to leverage digital platforms, enhance consumer education, and strengthen brand loyalty through quality offerings and personalized consumer interactions. By focusing on innovative marketing approaches and robust consumer engagement practices, the Company aims to solidify its position in the market and foster sustainable growth.

Health and Beauty Products

The Company utilizes online e-commerce platforms and social media, like Douyin and XiaoHongShu, to promote the distinctive quality and efficacy of imported health and beauty products, highlighting the allure of foreign brands. The company aims to implement a system to gather and analyze consumer feedback, enabling continuous adaptation of product offerings to better meet market demands.

Loose Leaf Tea

The Company is focusing on the authentic origins and cultural significance of its loose leaf teas by compelling storytelling through its marketing efforts. Recognizing the unique flavors and traditional importance of each tea variety, AEN Group is working to educate consumers on the rich heritage associated with these teas. Additionally, AEN Group plans to allow potential customers the opportunity to sample its tea offerings. These events serve as an excellent platform for direct consumer engagement, allowing AEN Group to showcase the unique qualities of its teas and educate potential customers about the brewing techniques and cultural stories behind them. Management believes this hands-on experience will not only enhance brand awareness but also build a deeper appreciation and understanding of the product, facilitating a connection with the community and fostering customer loyalty. These strategic initiatives are designed to effectively communicate the premium quality and cultural richness of AEN Group's tea offerings, while actively engaging with the community and expanding market presence.

Target Market

The target market for our products will vary, based on the products we import and export.

Health and Beauty Products

•

Demographics: Men and women aged 18-55, particularly in urban settings, where disposable income is higher and access to a wide range of products is more accessible. This group predominantly includes professionals, health and beauty enthusiasts, and millennials who actively engage on social media platforms.

•

Psychographics: These consumers place a high value on personal appearance and well-being, and are keen on maintaining a sophisticated image. They prefer products that are seen as premium, often choosing foreign brands over local options due to the perceived higher quality and status associated with international products.

•

Behavioral: They are tech-savvy shoppers who utilize online platforms for both research and purchases, influenced heavily by digital marketing and online reviews. They are likely to be early adopters of new products, especially those endorsed by influencers or proven by peers online. They prioritize quality over price and are loyal to brands that consistently deliver perceived value and are presented in a premium manner.

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Baby Formula

•

Demographics: The primary target market includes new and expectant parents, typically ranging in age from late 20s to early 40s. This group mainly consists of middle to upper-middle-class families who are particularly concentrated in urban areas where access to diverse product ranges and health-related information is readily available.

•

Psychographics: These consumers are highly focused on the health and development of their children. They value safety and nutritional quality in the products they choose and are willing to pay a premium for products that are certified safe and healthy. Due to concerns over local product safety, there's a strong preference for foreign brands perceived to have higher quality standards.

•

Behavioral: This segment exhibits high brand loyalty, especially when they find a brand that meets their high standards for safety and nutritional content. They actively seek out product information, reviews, and nutritional details online before making purchasing decisions. Online forums, social media, and parenting blogs are common sources for gathering information and recommendations.

Loose Leaf Tea

•

Demographics: Broad age range from young adults (20s-40s) who enjoy trendy and exotic tea blends, to older adults (50s and above) who prefer traditional black or green teas. This group spans various income levels, with a focus on those who value quality and are willing to pay a premium for specialty products. They are typically well-educated and live in urban or suburban areas.

•

Psychographics: Tea drinkers who appreciate the ritual of tea making and consuming. These consumers are connoisseurs of tea who appreciate the craftsmanship that goes into the cultivation and production of fine teas. They have a keen interest in the origins, harvesting methods, and unique flavor profiles of different teas. This group values authenticity and often seeks out artisanal and specialty teas that offer a unique experience compared to conventional teas.

•

Behavioral: These enthusiasts are likely to conduct thorough research before making purchases, often reading about different tea regions, the stories of tea growers, and the specific characteristics of each type of tea. They may frequent specialty tea shops and participate in tea tastings. Online forums and social media groups dedicated to tea are also common platforms where they exchange information and recommendations.

Market Trends

Market trends will play a role in determining the products we import and export and the providers we use.

Health and Beauty Products

•

Premiumization: There's a noticeable shift towards premium and high-quality products driven by the growing middle class with higher disposable income. This trend is particularly strong in skincare and beauty products, where consumers are willing to invest in superior products that offer better results and luxurious experiences.

•

Health and Wellness Focus: The market has seen a surge in products that promote health and wellness. There is increasing consumer interest in products and dietary supplements that support immune health, stress reduction, and overall well-being.

•

Natural and Organic Products: There's a growing demand for natural and organic beauty products, perceived to be healthier and safer. The popularity of these products is rising, although regulatory challenges for such labels still exist in China.

•

Tailored and Functional Products: There is an increasing consumer preference for skincare products with specific functionalities, such as anti-aging, skin whitening, and sun protection. Products that cater to these specific needs are gaining traction, reflecting a more sophisticated consumer base that prioritizes efficacy and personalization in their skincare routines.

•

Influence of Digital Platforms: E-commerce and social media platforms significantly influence consumer choices. Platforms like Douyin and Xiaohongshu not only serve as marketplaces but also as sources of product information and trends, making them critical in the marketing strategies of health and beauty brands.

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Loose Leaf Tea

•

Health and Wellness: The health benefits associated with various types of teas, particularly green and herbal teas, are a major factor driving their popularity. Consumers are increasingly seeking out teas that offer wellness benefits, such as immune system support and stress reduction.

•

Premiumization: There is a growing demand for premium loose leaf teas, which are perceived as offering superior quality and flavor compared to standard tea bags. This trend is supported by a consumer willingness to pay more for products that are seen as authentic and offer a unique experience.

•

Sustainability and Organic Products: Canadian consumers are becoming more environmentally conscious, which influences their purchasing decisions. Teas that are organically grown and sustainably sourced are becoming more popular, reflecting a broader interest in environmental responsibility.

•

Diversity of Flavors and Blends: The market is expanding in terms of the variety of flavors and blends available. Consumers are exploring more diverse and exotic types of teas, which is encouraging manufacturers to broaden their product ranges.

•

Influence of Digital Sales Channels: E-commerce is playing an increasingly important role in the tea market, with more consumers buying tea online. This trend is facilitated by the convenience of home delivery and the availability of a wider range of products online compared to traditional retail settings.

Competition

Health and Beauty

Competition in the Health and Beauty markets vary depending on the product.

•

Dietary supplements: Key competitors include local and international brands that cater to the growing demand for health and wellness products. Major global players such as Swisse, Blackmores, GNC, and Amway are active in the market, along with domestic giants like By-Health and Infinitus, which are prominent due to their extensive local distribution networks and tailored product offerings.

•

Baby formula: International brands like Nestlé, Danone, and The a2 Milk Company dominate due to their reputation for quality and safety. However, Chinese brands such as Feihe, Yili, and Beingmate are gaining market share by focusing on product quality and leveraging national pride.

•

Skincare: The skincare market in China sees a diverse mix of foreign and domestic players. L’Oréal, with popular brands like La Roche-Posay and Lancôme, is a leader, but domestic brands are increasingly competitive, offering quality products often at lower prices. Brands like Pechoin, Herborist, and Perfect Diary are growing fast, capitalizing on local consumer insights and agile marketing strategies.

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Loose Leaf Tea

There are a variety of players in the loose leaf tea market, ranging from large multinational brands to local specialty tea shops. This sector is influenced by several factors including product variety, quality, brand heritage, and consumer loyalty. Some of the key players for loose leaf teas in Canada are:

•

International Brands: Known globally, Twinings has a strong presence in Canada, offering a wide range of tea types and flavors, appealing to traditional tea drinkers. Lipton is another major player that offers both bagged and loose teas and is widely recognized for its black and green tea products.

•

Canadian Brands: DAVIDsTEA is a Canadian specialty tea brand that offers a broad assortment of loose-leaf teas, herbal infusions, and innovative tea blends. DAVIDsTEA has carved out a niche by focusing on unique flavors and a modern retail experience. Tetley Canada, another prominent tea brand, provides a wide variety of tea options including black, green, herbal, and specialty teas catering to the Canadian palate.

•

Specialty and Boutique Tea Shops: These shops often offer premium and artisanal teas, catering to tea connoisseurs and those seeking organic and fair-trade options. They focus on providing a high-quality product and a unique customer experience.

Competitive Advantage

Our Company leverages several distinct competitive advantages to stand out in the international trade market, particularly in the import and export of specialty products between Canada and Asia. We are building a network of suppliers and buyers to ensure that products meet the quality and reliability that the Company and its customers expect. This is to ensure a stable supply chain and adherence to quality, even across borders. The Company’s understanding of regulatory landscapes in both Canada and Asia will give it a strategic edge in navigating the complex regulations related to international trade to ensure compliance and reducing the risk of delays or penalties associated with customs and import/export regulations.

Our Company prides itself on its direct engagement with customers. As a smaller, agile business, we can quickly adapt to changing market demands and consumer preferences. This direct feedback loop allows the Company to respond swiftly to customer needs and trends, offering tailored products that large corporations might be slower to market. The ability to offer personalized services and adapt quickly to market changes is a testament to its nimble operational model. This flexibility is particularly advantageous in the fast-paced and often volatile market of international trade. Overall, the Company’s competitive advantage lies in its operational strategies, commitment to quality, and customer-centric approach to ensure long-term success and sustainability in the global marketplace.

Government Regulations

We will be subject to various government regulations in Canada, the People’s Republic of China and other places where we do business.

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People’s Republic of China (PRC)

Regulations Related to Importation and Exportation of Goods

The major PRC laws and regulations governing import and export of goods are Foreign Trade Law of the PRC (the “Foreign Trade Law”), Regulations of the PRC on the Administration of Import and Export of Goods (the “Regulations on Import and Export of Goods”), Customs Law of the PRC and Provisions of the Customs of the PRC on the Administration of Registration of Customs Declaration Entities.

In light of the Foreign Trade Law promulgated by The Standing Committee of the PRC National People’s Congress (the “SCNPC”) on May 12, 1994, amended on April 6, 2004, November 7, 2016 and December 30, 2022, respectively, a legally registered foreign trade operator is entitled to act as other parties’ agent to handle foreign trade businesses within its business scope.

Pursuant to the Customs Law of the PRC amended on April 29, 2021, all inward and outward goods shall enter or leave the territory at a place where there is a Customs office, and those goods must be declared and duties on them paid by their sender or receiver or by representatives entrusted by the sender or receiver and approved by and registered with the Customs office. To undergo customs declaration formalities, the consignees or consigners for imported or exported goods and the customs declaration enterprises should file with the customs offices in accordance with Provisions of the Customs of the PRC on the Administration of Registration of Customs Declaration Entities.

The General Administration of Customs (the “GAC”) promulgated the Administrative Provisions for Filing of Exported Food Production Enterprises on November 23, 2018. The Administrative Provisions for Filing of Exported Food Production Enterprises was replaced by the Administrative Measures of the PRC for Safety of Imported and Exported Food, which was promulgated by the GAC on April 12, 2021 and became effective on January 1, 2022, pursuant to which, any exported food production enterprise shall file with the local branch of the GAC.

Regulations Related to Import and Export Inspection and Quarantine

The SCNPC promulgated the Law of the PRC on Import and Export Commodity Inspection (the “Import and Export Commodity Inspection Law”) in 1989 and last amended it on April 29, 2021. According to the Import and Export Commodity Inspection Law and its Implementations, the State Administration for Commodity Inspection shall make and adjust a Catalog of Import and Export Commodities Subject to Compulsory Inspection. The import and export commodities which are included in the Catalog shall be inspected by the commodity inspection authorities. No permission shall be granted for the sale or use of import commodities specified in the Catalog until they have undergone inspection; and no permission shall be granted for the export of certain commodities specified in the Catalog until they have been found to be up to standard through inspection.

According to the Measures for the Administration of Entry-Exit Inspection and Quarantine Enterprises promulgated by the GAC in May 2018 and effective on July 1, 2018, to apply for inspection the entity shall complete the filing procedures to the Customs. The consignor or consignee shall apply for inspection on its own or by its agent.

Laws and Regulations Related to Product Quality

The Product Quality Law of the PRC

Pursuant to the Product Quality Law of the PRC, which was promulgated on February 22, 1993, became effective on September 1, 1993, and was subsequently amended on July 8, 2000, August 27, 2009 and December 29, 2018, respectively, producers are liable for the quality of the products they produce. Where anyone produces or sells products that do not comply with the relevant national or industrial standards safeguarding the health and safety of the persons and property, the relevant authority will order such person to suspend the production or sales, confiscate the products, impose a fine of an amount higher than the value of the products and less than three times of the value of the products, confiscate illegal gains (if any) as well as revoke the business license in severe cases. Where the activities constitute a crime, the offender will be prosecuted.

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Employees

We currently do not have any employees, other than Dandan Chen and Liao Xiu Ze, our directors and officers.

On June 1, 2024, the Company entered into a consulting agreement with Dandan Chen, through AEN Trading Ltd., our subsidiary. Under the agreement, Mr. Chen will receive a monthly fee of CAD$500.00 (US$365.00 based on exchange rate of US$1.00 to CAD$1.37) commencing on June 1, 2024, and ending at any time by either party with one month written notice.

Mr. Liao is not compensated for his services.

We will retain consultants on an as needed basis to assist with various administrative functions.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $0.05 for the duration of the offering for the sale of shares by the Company. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.05 per share. There is no assurance that we will raise the full $40,000 as anticipated. Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

Next 12 months Planned Action	If 200,000 shares (25%) are sold:	If 400,000 shares (50%) are sod:	If 600,000 shares (75%) are sold:	If 800,000 shares (100%) are sold:
General Working Capital	$2,500	$5,000	$7,500	$10,000
Advertising and Marketing Expenses	$2,500	$5,000	$7,500	$10,000
Expenses Related to Ongoing Reporting Requirements	$5,000	$10,000	$15,000	$20,000
TOTALS	$10,000	$20,000	$30,000	$40,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $35,000.

The Company will utilize existing cash or advances from related parties to pay for the expenses of this offering, including the preparation of this registration statement and we do not intend to use any monies from offering proceeds to pay for such expenses.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $0.05. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

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DILUTION

The price of the current offering is to be fixed at $0.05 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of September 30, 2024, our net tangible book value was $2,157 or $0.000299 per share of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 7,210,000, which is the number of shares of common stock outstanding at September 30, 2024.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

	If 25% of the shares in the offering are sold	If 50% of the shares in the offering are sold	If 75% of the shares in the offering are sold	If 100% of the shares in the offering are sold
Offering Price Per Share (Not to Exceed)	$0.05	0.05	0.05	0.05
Book Value Per Share Before the Offering	$(0.003616)	(0.003616)	(0.003616)	(0.003616)
Book Value Per Share After the Offering	$(0.006892)	(0.005397)	(0.003978)	(0.002630)
Net Increase (Decrease) to Original Shareholder Per Share	$(0.003276)	(0.001781)	(0.000362)	0.000985
Decrease in Investment to New Shareholders Per Share	$0.056892	0.055397	0.053978	0.052630
Dilution to New Shareholders (%)	113.78%	110.79%	107.96%	105.26%

Numerator:
Net tangible book value before the offering	$(26,070)	(26,070)	(26,070)	(26,070)
Net proceeds form this offering	$10,000	20,000	30,000	40,000
Total	$(16,070)	(6,070)	3,930	13,930

Denominator:
Shares of common stock outstanding prior to this offering	7,210,000	7,210,000	7,210,000	7,210,000
Shares of common stock to be sold in this offering (100%)	200,000	400,000	600,000	800,000
Total	7,410,000	7,610,000	7,810,000	8,010,000

SELLING STOCKHOLDERS

The shares being offered for resale by the 13 Selling Shareholders consist of 610,000 shares of our common stock.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by each of the Selling Shareholders as of December 31, 2024 and the number of shares of common stock being offered by the Selling Shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders. We may from time to time include additional Selling Shareholders in supplements or amendments to this prospectus.

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The Selling Shareholders' percentage of ownership of our outstanding shares in the table below is based upon 7,210,000 shares of common stock outstanding as of December 31, 2024.

	Ownership Before Offering		Ownership After Offering(2)	Percentage of
Selling Shareholder(1)	Number of Shares of Common Stock Owned Beneficially before Offering	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering	Common Stock Beneficially Owned after Offering(3) )

Li Ping Yang	74,000	74,000	0	0.00%
Luo Xiao Ying	15,000	15,000	0	0.00%
Wu Jia Long	14,000	14,000	0	0.00%
Tan Wan Jun	14,000	14,000	0	0.00%
Jian Yi Qi	80,000	80,000	0	0.00%
Yang Si Qing	15,000	15,000	0	0.00%
Wei Zhiyuan	100,000	100,000	0	0.00%
Wei Wuwu	100,000	100,000	0	0.00%
Huang Xiang Duo	14,000	14,000	0	0.00%
Zeng Qiumei	90,000	90,000	0	0.00%
Cao Zhibin	90,000	90,000	0	0.00%
Fei Yang	2,000	2,000	0	0.00%
Anna Tsan	2,000	2,000	0	0.00%

1.	None of the Selling Shareholders are residents of United States
2.	None of the Selling Shareholders own more than 2% of the shares of the Company’s common stock outstanding as of December 31, 2024.
3.	This assumes the sale of all of the shares owned by each selling shareholder.

PLAN OF DISTRIBUTION

The Company has 7,210,000 shares of common stock issued and outstanding as of the date of this prospectus, which includes 610,000 shares of common stock belonging to Selling Shareholders. Pursuant to this offering, the Company is registering an additional 800,000 shares of its common stock for sale at a fixed price of $0.05 per share for the duration of the offering.  Shares being sold by the Selling Shareholders will also be sold at a fixed price of $0.05 per share and the proceeds and the payment for such shares will be made directly to the Selling Shareholders.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our President, Dandan Chen, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Dandan Chen is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. She will also not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration.  Ms. Chen is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Chen will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Chen will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Pink Open Market. In order to be quoted on the OTC Pink Open Market a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold by the Company under this prospectus will be sold at a fixed price of $0.05 per share. The Company will receive all proceeds from the sale of the 800,000 Shares being offered on behalf of the Company itself.  The proceeds from the 610,000 shares held by Selling Shareholders, if sold, will not go to the Company, but will go to the Selling Shareholders directly. The Selling Shareholders will also sell their shares at a fixed price of $0.05 per share for the duration of this offering.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $35,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

-	Execute and deliver a subscription agreement; and
-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “AEN Group”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected and notice will be transmitted by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The Selling Shareholders are deemed to be underwriters of the offering of their shares. Any selling shareholder named herein is responsible, prior to reselling any shares to deliver to a potential investor a copy of this Company’s prospectus.

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A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than the time they receive payment from the purchasing party for such shares.

If you decide to subscribe for any shares in this offering that are offered by the Selling Shareholders the Selling Shareholder(s) will inform you, “the purchaser,” of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that the Company will in no way be affiliated with any private transactions in which our Selling Shareholders sell shares of their own common stock. Selling Shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regard to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of Common stock, $0.0001 par value per share and 90,000,000 shares of Preferred Stock, $0.0001 par value per share.

As of the date of this filing, we have 7,210,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

The Company has 90,000,000 preferred shares authorized, par value $0.0001 per share. There are no preferred shares issued and outstanding as of the date of this prospectus and no preferred shares are being offered or registered hereby. To the fullest extent permitted by the laws of the State of Nevada, from time to time, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Company. As of the date of this prospectus, the Company has not set the rights and preferences of its preferred stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Transfer Agent

At this time we do not have a transfer agent, however, we anticipate obtaining one in the near future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement we have 15 shareholders of record of our common stock.

Penny Stock Regulation

Rule 15g-9 of the Exchange Act establishes the definition of a “penny stock”, for purposes relevant to us, as an equity security that is not listed on the NASDAQ Stock Market or other national securities exchange and has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is considered a penny stock, and we estimate it will remain so in the foreseeable future. This classification could severely and adversely affect the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination; and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not desire to engage in the necessary paperwork and disclosures required to trade penny stocks and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the Selling Shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Jones & Haley, P.C., with an office address at 750 Hammond Drive, Building 12, Suite 100, Atlanta, Georgia 30328.

The financial statements included in this prospectus and the registration statement have been audited by CT International LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 2614 35 Street SW, Calgary, AB, Canada T3E 2Y2. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our President, Dandan Chen.

DESCRIPTION OF FACILITIES

We do not own or rent any properties. At this time we utilize the office space of our President, Dandan Chen located in Calgary, Alberta, Canada and we are not charged for this use.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our sole officer and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks, nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following is biographical information regarding our officers and directors:

Officer/ Director Biography

NAME	AGE	POSITION
Dandan Chen	38	President, Treasurer and Director
Liao Xiu Ze	44	Secretary and Director

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Dandan Chen – President, Treasurer and Director

Ms. Chen graduated with a Bachelor of Computer Science degree from the University of Guangdong Industry in Guangdong, China in 2009. She began her career at Guangzhou Securities (currently CITIC Securities), where she gained valuable experience in financial operations. In 2013, Ms. Chen joined China Galaxy Securities, playing a key role in supporting the company’s front and back office operations. In November 2018, Ms. Chen immigrated to Canada, where she ventured into entrepreneurship, focusing on trading specialty products between Canada and China. With a decade of diverse business experience in China, she founded AEN Trading Ltd. in 2022, overseeing the operations of the Company, including market development, product selection, and sales strategies.

Liao Xiu Ze – Secretary and Director

Mr. Liao attended South-Central Minzu University, graduating with a bachelor’s degree in business administration. After graduation, Mr. Liao worked as an Accounts Executive at Yingmei Linjun Cultural Communication Co. Ltd. until 2011. In January 2012, Mr. Liao moved to Tianyi Lingpan Media Co. Ltd as Marketing Director. His duties at Tianyi included managing and supervising a team of staff in charge of various advertising accounts. From 2018 to 2023, Mr. Liao worked as Operations Director at Xiangfan Jinglan Computer Design Co. Ltd. At Xiangfan, Mr. Liao’s duties included overseeing a team of web design developers, and liaising with clients to ensure that objectives and targets are met. Mr. Liao left Xiangfan in late 2023 and has been self-employed since then.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and or directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

At this time the Board of Directors, is comprised of only two individuals, Ms. Dandan Chen and Liao Xiu Ze, who review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our directors, believe that it is not necessary to have such committees, at this time, because our current directors believe they can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting of Dandan Chen and Liao Xiu Ze, have determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our current directors, being Dandan Chen and Liao Xiu Ze, are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

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Our directors do not believe that it is necessary to have an audit committee, because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors, as that term is defined above.

At this time, the Board of Directors, is comprised of Dandan Chen and Liao Xiu Ze.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting of Dandan Chen and Liao Xiu Ze, have evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, Dandan Chen, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by the Company’s President and Treasurer/Secretary in the fiscal period ended June 30, 2023, and 2024. This table consists of all the executive officers of the Company who served in such capacity at the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dandan Chen President and Director	2024	$365	$0	$0	$0	$0	$0	$0	$365
	2023	$0	$0	$0	$0	$0	$0	$0	$0
Liao Xiu Ze Treasurer, Secretary and Director	2024	$0	$0	$0	$0	$0	$0	$0	$0
	2023	$0	$0	$0	$0	$0	$0	$0	$0

41

On June 1, 2024, the Company entered into a consulting agreement with Dandan Chen, through AEN Trading Ltd., our subsidiary. Under the agreement, Mr. Chen receives a monthly fee of CAD$500.00 (US$365.00 based on exchange rate of US$1.00 to CAD$1.37) commencing on June 1, 2024, and ending at any time by either party with one month written notice.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements, but we have a consulting agreement with Dandan Chen.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, the amount of such awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

42

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2024, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 5% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:\

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership before Offering	Percentage of Ownership after Offering(3)
Dandan Chen(1) Calgary, AB	3,600,000	3,600,000	49.93%	44.94%
Liao Xiu Ze(2) Zaoyang Hubei, China	3,000,000	3,000,000	41.61%	37.45%

(1)	Ms. Chen was appointed Director on January 29, 2024 and President and Treasurer on May 15, 2024.
(2)	Mr. Liao was appointed President, Treasurer, Secretary and Director on January 29, 2024 and resigned as President and Treasurer on May 15, 2024.
(3)	These percentages were calculated assuming that 7,210,000 shares of our common stock were outstanding as of December 31, 2024 assuming the sale of 100% of the shares offered in the offering.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table above may not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

From time to time, we may utilize the office space and equipment of our management, Ms. Dandan Chen, at no cost.

Sale of Shares

On January 29, 2024, we sold 100,000 shares of restricted Common Stock to Dandan Chen, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Ms. Chen was $10. Ms. Chen currently serves as president and as a director.

43

On January 29, 2024, we sold 3,000,000 shares of restricted Common Stock to Liao Xiu Ze, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Ze was $300. Mr. Chen currently serves as secretary, treasurer and as a director.

The proceeds from the sale of shares went to the Company to be used as working capital.

On May 15, 2024, we issued 3,500,000 shares of restricted Common Stock to Dandan Chen in connection with the acquisition by our Company of AEN Trading at a deemed price of $0.0001 per share.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

During the period ending December 31 , 2024 the Company received advances in the amount of $ 43,100 from Liao Xiu Ze, its director and secretary. This amount was converted to a term loan on January 1, 2025. The  term of the loan was one year, and it earns interest at a rate of five percent (5%) per annum.  No payments of principal or interest were made by the Company during the period of this report.  The other officer and director is aware and approved of this transaction.  Due to limitations caused by our size and resources, we have not developed a formal review process for such transactions.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal period ended June 30, 2024.

	2024	2023
Audit fees	$17,500	$0
Auditor related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0
Total	$17,500	$0

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

44

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS – AEN GROUP LTD.

(AUDITED)

INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2024

45

F-1

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of AEN Group LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AEN Group LTD. (the Company) as of June 30, 2024 and 2023, and the related consolidated statements of operation, Change in Stockholders’ equity, and cash flows for each of the two years in the period ended June 30, 2024 and 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CT International LLP

We have served as the Company’s auditor since 2024

San Francisco, California

March 4, 2025

F-3

AEN Group Ltd.
Consolidated Balance Sheet

ASSETS

		June 30,	June 30,
	Note	2024	2023
		($)	($)
Current Assets
Cash & cash equivalents		27,170	1,982
Accounts receivable		-	124
Other receivables	7	4,500	-
Inventory		-	1,028
TOTAL ASSETS		31,670	3,134

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses		2,189	905
Due to related party	6	7,082	3,355
Total Liabilities		9,271	4,260

Stockholders' Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized 7,210,000 and 3,100,000 shares issued and outstanding as of June 30, 2024 and 2023, respectively	7	721	310
Additional paid in capital	7	23,113	(155)
Deficit		(1,479)	(1,308)
Accumulated other comprehensive income		44	27
Total Stockholders' Equity		22,399	(1,126)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		31,670	3,134

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AEN Group Ltd.
Consolidated Statement of Comprehensive Loss

		For the year ended	For the year ended
		June 30,	June 30,
	Note	2024	2023
		($)	($)

Revenue	10	12,863	16,871

Cost of revenue		9,930	12,041
Gross profit		2,933	4,830

Selling, general & administrative expenses		2,916	5,049

Income / (loss) from operations		17	(219)

Other items
Foreign exchange loss		(188)	(257)

Net loss		(171)	(476)

Foreign exchange translation		17	12

Net loss and other comprehensive loss		(154)	(464)

Basic and diluted earnings per common share		(0.00)	(0.00)
Weighted average number of common shares outstanding		4,180,065	3,100,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AEN Group Ltd.
Consolidated Statement of Changes in Stockholders' Equity

				Additional
		Common Stock		Paid-in		Accumulated
	Note	Shares	Amount	Capital	Deficit	OCI	Total
		(#)	($)	($)	($)	($)	($)

Balance, June 30, 2022	7	3,100,000	310	(155)	(832)	15	(662)

Net loss		-	-	-	(476)	12	(464)

Balance, June 30, 2023		3,100,000	310	(155)	(1,308)	27	(1,126)

Effect of acquisition on May 15, 2024	5	3,500,000	350	(1,571)	-	-	(1,221)

Share issued on June 28, 2024	7	610,000	61	24,839	-	-	24,900

Net income (loss)		-	-	-	(171)	17	(154)

Balance, June 30, 2024		7,210,000	721	23,113	(1,479)	44	22,399

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AEN Group Ltd.
Consolidated Statements of Cash Flows

		For the year ended	For the year ended
		June 30,	June 30,
	Note	2024	2023
		($)	($)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		(171)	(476)
Changes in operating assets and liabilities
Changes in accounts receivable		121	(122)
Changes in other receivables		(4,500)	-
Changes in inventory		1,004	(644)
Changes in accounts payable and accrued liabilities		1,256	895
Net cash used in operating activities		(2,290)	(347)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities		-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from (repayment to) related party	6	(3,720)	2,312
Issuance of common stock	7	24,900	-
Cash acquired from assets acquisition	5	6,301	-
Net cash provided by financing activities		27,481	2,312

Effect of Exchange Rate Changes on Cash and Cash Equivalents		(3)	22

Net increase in cash		25,188	1,987
Cash at beginning of year		1,982	(5)
Cash at end of year		27,170	1,982

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest		-	-
Income Taxes		-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

AEN GROUP LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2024

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

AEN Group Ltd. (“AEN Group”) was incorporated on January 29, 2024, in the state of Nevada, USA. The AEN Group acquired 100% interest of AEN Trading Ltd. (“AEN Trading”) on May 15, 2024, as its wholly owned subsidiary. AEN Trading, incorporated on June 10, 2022, in Alberta, Canada, is a start-up in the business of importing and exporting specialty products to and from Asia. AEN Trading aims to bridge the gap between Canadian and Asian markets by providing high demand, superior quality products.

AEN Group and AEN Trading will be collectively referred to as the “Company”.

NOTE 2. BASIS OF PRESENTATION

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary. The transaction results in AEN Trading’s shareholders taking control of the Company by voting rights through 53.03% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10 (“Reverse Takeover”).

As a result, these consolidated financial statements are presented as a continuation of AEN Trading’s financial statements with the assets and liabilities of the AEN Trading presented at their historical carrying values and the assets and liabilities of the AEN Group recognized on the date of the transaction.

The Company’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the Company’s wholly owned subsidiary, AEN Trading, and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At June 30, 2024, the Company had $27,170 in cash and there were outstanding liabilities of $9,271. Management does not believe that the Company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as going concern.

F-8

NOTE 4. Summary of significant accounting policies

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2024.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

F-9

Under ASC 606 guidelines, a performance obligation is a promise to transfer to the customer a good or service that is separately identifiable and has standalone value. In our case, the sale of products satisfies both criteria and is considered a single performance obligation. This performance obligation is considered satisfied upon the delivery of the products to the customer, as this is when the customer obtains control of the goods.

To allocate the transaction price, we consider the standalone selling price of the products themselves. We take into account various factors such as market conditions and competitive pricing when determining the standalone selling price. Once we have determined the standalone selling price, we allocate the transaction price to the products, accordingly, as required by ASC 606-10-32-29 and 606-10-50-13. Revenues from product sales are recorded net of applicable discounts and allowances that are offered within contracts with the Company’s customers.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

j. Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at an average monthly exchange rates for the date of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

F-10

k. Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”). Based on the criteria established by ASC280 “Segment Reporting”, the Group’s CODM has been identified as the Chief Executive Officer, who reviews consolidated results of the Company when making decisions about allocating resources and assessing performance.

The Company’s CODM reviewed consolidated results including revenue and operating income at a consolidated level and concluded that there is only one operating and reportable segment in the Company.

The Company’s revenues are derived from within China. Therefore, no geographical segments are presented.

l. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company’s financial statements.

NOTE 5. ASSETS ACQUISITION

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary. The transaction results in AEN Trading’s shareholders taking control of the Company by voting rights through 53.03% of ownership interest. As a result, AEN Trading, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company, being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance to ASC 805-50 as an acquisition of assets.

The net liabilities acquired were the fair value of the net liabilities of AEN Group as of May 15, 2024. The amount was calculated as follow:

Cash	$6,308
Due to related parties	$(7,522)
Net liabilities	$(1,214)

NOTE 6. RELATED PARTY TRANSACTIONS

During the year ended June 30, 2024, the Company repaid advance from a director in the amount of $3,720 (2023 – advance from director of $2,312).

As of June 30, 2024, a balance of $7,082 was due to related parties. The proceeds of the advance were used for operations.

NOTE 7. SHARE CAPITAL

On January 29, 2024, the Company incorporated with seed capital of $310 for 3,100,000 common stocks.

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary (See Note 5).

On June 28, 2024, the Company closed a private placement and issued 610,000 common stocks for gross proceeds of $30,500. $4,500 of the proceed was received in July 2024.

As of June 30, 2024, the Company had 7,210,000 shares of common stock issued and outstanding.

F-11

NOTE 8. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 9. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense for the period ending June 30, 2024. The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at June 30, 2024 are as follows:

	Year ended June 30, 2024	Year ended June 30, 2023
	($)	($)
Deferred tax assets
Net operating losses	(154)	(464)
Tax expense (benefit) at statutory rate	(32)	(97)
Increase in valuation allowance	32	97
Total tax expenses (or benefit)	-	-

Deferred tax liability
Net deferred tax assets	32	97
Less valuation allowance	(32)	(97)
Deferred tax asset - net valuation allowance	-	-

NOTE 10. SEGMENT INFORMATION

During the years ended June 30, 2024 and 2023, the Company has only one operating product segment and one geographic segment.

	Year ended June 30, 2024	Year ended June 30, 2023
	($)	($)
Segment revenue	$12,863	16,871
Segment loss	$(171)	(476)

F-12

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 12. CONCENTRATIONS

As of June 30, 2024, the Company sold about 22% of its products to three major customers and 20% of its products were sold to one major customer as of June 30, 2023. There were no uncollected balances from these customers.

As of June 30, 2024, the Company purchased 94% of its supplies from one major supplier and no amounts are due to this supplier. As of June 30, 2023, the Company purchased 99% of its supplies from two major suppliers and no amounts were due to these suppliers.

NOTE 13. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 14. SUBSEQUENT EVENT

In accordance with ASC 855-10, management has performed an evaluation of subsequent events from June 30, 2024, through the date the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-13

F-14

AEN Group Ltd.

Consolidated Balance Sheet

ASSETS

		December 31,	June 30,
	Note	2024	2024
		(Unaudited)	(Audited)

Current Assets
Cash & cash equivalents		19,311	27,170
Prepaid expenses		2,651	-
Other receivables	7	-	4,500
Inventory		1,010	-
TOTAL ASSETS		22,972	31,670

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses		2,433	2,189
Customer deposit		502	-
Due to related party	6	46,107	7,082
Total Liabilities		49,042	9,271

Stockholders' Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized 7,210,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	7	721	721
Additional paid in capital	7	23,113	23,113
Deficit		(49,973)	(1,479)
Accumulated other comprehensive income		69	44
Total Stockholders' Equity		(26,070)	22,399

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		22,972	31,670

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

AEN Group Ltd.

Consolidated Statement of Comprehensive Income (Loss)

(Unaudited)

		For the three months ended	For the three months ended	For the six months ended	For the six months ended	From inception (June 10, 2022) to
		December 31,	December 31,	December 31,	December 31,	December 31,
		2024	2023	2024	2023	2024
	Note	($)	($)	($)	($)	($)

Revenue	10	2,476	1,646	2,570	2,626	32,304

Cost of revenue		1,831	1,369	1,893	2,111	23,864
Gross profit		645	277	677	515	8,440

Selling, general & administrative expenses		28,766	302	49,031	465	57,828

Income (Loss) from operations		(28,121)	(25)	(48,354)	50	(49,388)

Other items
Foreign exchange loss		(138)	(2)	(140)	(21)	(585)

Net income (loss)		(28,259)	(27)	(48,494)	29	(49,973)

Foreign exchange translation		32	(24)	25	(1)	69

Net income (loss) and other comprehensive income (loss)		(28,227)	(51)	(48,469)	28	(49,904)

Basic and diluted earnings per common share		(0.00)	(0.00)	(0.01)	0.00
Weighted average number of common shares outstanding		7,210,000	3,100,000	7,210,000	3,100,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

AEN Group Ltd.

Consolidated Statement of Changes in Stockholders' Equity

(Unaudited)

				Additional
		Common Stock		Paid-in		Accumulated
		Shares	Amount	Capital	Deficit	OCI	Total
	Note	(#)	($)	($)	($)	($)	($)

Balance, June 30, 2024		7,210,000	721	23,113	(1,479)	44	22,399
Net loss		-	-	-	(20,235)	(7)	(20,242)
Balance, September 30, 2024		7,210,000	721	23,113	(21,714)	37	2,157
Net loss		-	-	-	(28,259)	32	(28,227)
Balance, December 31, 2024		7,210,000	721	23,113	(49,973)	69	(26,070)

				Additional
		Common Stock		Paid-in		Accumulated
		Shares	Amount	Capital	Deficit	OCI	Total
	Note	(#)	($)	($)	($)	($)	($)

Balance, June 30, 2023		3,100,000	310	(155)	(1,308)	27	(1,126)
Net income		-	-	-	56	23	79
Balance, September 30, 2023		3,100,000	310	(155)	(1,252)	50	(1,047)
Net income		-	-	-	(27)	(24)	(51)
Balance, December 31, 2023		3,100,000	310	(155)	(1,279)	26	(1,098)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

AEN Group Ltd.

Consolidated Statements of Cash Flows

(Unaudited)

		For the six months ended	For the six months ended
		December 31,	December 31,
		2024	2023
	Note	($)	($)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)		(48,494)	29
Changes in operating assets and liabilities
Changes in accounts receivable		-	(1,885)
Changes in prepaid expenses		(2,651)	-
Changes in other receivables		4,500	-
Changes in inventory		(1,010)	(792)
Changes in accounts payable and accrued liabilities		244	2
Changes in customer deposits		502	-
Net cash used in operating activities		(46,979)	(2.646)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities		-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	6	39,025	3,331
Net cash provided by financing activities		39,025	3,331

Effect of Exchange Rate Changes on Cash and Cash Equivalents		95	(1)

Net increase (decrease) in cash		(7,859)	684
Cash at beginning of period		27,170	1,982
Cash at end of period		19,311	2,666

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest		-	-
Income Taxes		-	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

AEN GROUP LTD.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2024

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

AEN Group Ltd. (“AEN Group”) was incorporated on January 29, 2024, in the state of Nevada, USA. The AEN Group acquired 100% interest in AEN Trading Ltd. (“AEN Trading”) on May 15, 2024, as its wholly owned subsidiary. AEN Trading, incorporated on June 10, 2022, in Alberta, Canada, is a start-up in the business of importing and exporting specialty products to and from Asia. AEN Trading aims to bridge the gap between Canadian and Asian markets by providing high demand, superior quality products.

AEN Group and AEN Trading will be collectively referred to as the “Company”.

NOTE 2. BASIS OF PRESENTATION

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary. The transaction results in AEN Trading’s shareholders taking control of the Company by voting rights through 53.03% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10 (“Reverse Takeover”).

As a result, these consolidated financial statements are presented as a continuation of AEN Trading’s financial statements with the assets and liabilities of the AEN Trading presented at their historical carrying values and the assets and liabilities of the AEN Group recognized on the date of the transaction.

The Company’s interim consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These interim consolidated financial statements follow the same accounting policies and methods of application as the Company’s June 30, 2024 annual consolidated financial statements.

These consolidated financial statements include the Company’s wholly owned subsidiary, AEN Trading, and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operation and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. Operating results for the period ended December 31, 2024 are not necessarily indicative of the results that can be expected for the year ended June 30, 2025.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

F-19

At December 31, 2024, the Company had $19,311 in cash and there were outstanding liabilities of $49,042.   Management does not believe that the Company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months.   This condition raises substantial doubt about the Company’s ability to continue as a going concern.   Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as going concern.

NOTE 4.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2024.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

F-20

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

Under ASC 606 guidelines, a performance obligation is a promise to transfer to the customer a good or service that is separately identifiable and has standalone value. In our case, the sale of products satisfies both criteria and is considered a single performance obligation. This performance obligation is considered satisfied upon the delivery of the products to the customer, as this is when the customer obtains control of the goods.

To allocate the transaction price, we consider the standalone selling price of the products themselves. We take into account various factors such as market conditions and competitive pricing when determining the standalone selling price. Once we have determined the standalone selling price, we allocate the transaction price to the products, accordingly, as required by ASC 606-10-32-29 and 606-10-50-13. Revenues from product sales are recorded net of applicable discounts and allowances that are offered within contracts with the Company’s customers.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date.  Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

F-21

j. Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at an average monthly exchange rates for the date of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

k. Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”). Based on the criteria established by ASC280 “Segment Reporting”, the Group’s CODM has been identified as the Chief Executive Officer, who reviews consolidated results of the Company when making decisions about allocating resources and assessing performance.

The Company’s CODM reviewed consolidated results including revenue and operating income at a consolidated level and concluded that there is only one operating and reportable segment in the Company.

The Company’s revenues are derived from within China. Therefore, no geographical segments are presented.

l. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company’s financial statements.

NOTE 5. ASSETS ACQUISITION

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary. The transaction results in AEN Trading’s shareholders taking control of the Company by voting rights through 53.03% of ownership interest. As a result, AEN Trading, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company, being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance to ASC 805-50 as an acquisition of assets.

The net liabilities acquired were the fair value of the net liabilities of AEN Group as of May 15, 2024. The amount was calculated as follow:

Cash	$6,308
Due to related parties	$(7,522)
Net liabilities	$(1,214)

NOTE 6. RELATED PARTY TRANSACTIONS

During the three months ended September 30, 2024 and the six months ended December 31, 2024, the Company received advances from related parties in the amount of $22,900 and $39,025 respectively.

As of December 31, 2024, September 30, 2024, and June 30, 2024, the total balance due to related parties amounted to $46,107, $29,984 and $7,082, respectively. Of these amounts $43,100, $29, 600 and $7,000 were owed to one individual who is an officer and director of the Company (See footnote 14 “Subsequent Events”)

F-22

NOTE 7. SHARE CAPITAL

On January 29, 2024, the Company incorporated with seed capital of $310 for 3,100,000 common stocks.

On May 15, 2024, the Company issued 3,500,000 common stock to acquire 100% interest of AEN Trading as its wholly owned subsidiary (See Note 5).

On June 28, 2024, the Company closed a private placement and issued 610,000 common stocks for gross proceeds of $30,500.   $4,500 of the proceeds was received in July 2024.

As of December 31, 2024, the Company had 7,210,000 shares of common stock issued and outstanding.

NOTE 8. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 9. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company operates in the United States and the Company’s subsidiary, AEN Trading, operates in Canada, with statutory income tax rates of 21% and 23%, respectively.

There was no income tax expense for the periods ended December 31, 2024 and 2023. The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets on December 31, 2024 and 2023 are as follows:

Period ended December 31, 2024	Amount	Rate

US federal statutory rate on US operations	(10,184)	21.0
Effect of foreign operations	(6)	0.0
Valuation allowance for deferred tax assets	10,190	(21.0)

Total tax expenses at effective tax rate	-	-

Period ended December 31, 2023	Amount	Rate

US federal statutory rate on US operations	6	21.0
Effect of foreign operations	-	(0.0)
Valuation allowance for deferred tax assets	(6)	(21.0)

Total tax expenses at effective tax rate	-	-

F-23

NOTE 10. SEGMENT INFORMATION

During the six months ended December 31, 2024 and 2023, the Company has only one operating product segment and one geographic segment.

	Three months ended December 31, 2024	Three months ended December 31, 2023	Six months ended December 31, 2024	Six months ended December 31, 2023
	($)	($)	($)	($)
Segment revenue	$2,476	1,646	2,570	2,626
Segment income (loss)	$(28,227)	(51)	(48,469)	28

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 12. CONCENTRATIONS

During the six months ended December 31, 2024, the Company sold about 100% of its products to fourteen customers and 100% of its products were sold to fifteen customers during the six-months ended December 31, 2023. There were no uncollected balances from these customers.

During the six months ended December 31, 2024, the Company purchased 100% of its supplies from four suppliers and no amounts were due to these suppliers . During the six months ended December 31, 2023, the Company purchased 100% of its supplies from one major supplier and no amounts were due to this supplier.

NOTE 13. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 14. SUBSEQUENT EVENT

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued . Based upon this review, other than as described below or within these unaudited consolidated financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the unaudited consolidated financial statements.

On January 1, 2025, an amount of $43,100 owed to a related party was converted into a loan with a maturity period of one year from the date of the loan agreement. The loan accrues interest at a rate of 5% per annum, payable upon maturity.

F-24

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$7.77
Legal Fees	$15,000
Auditor Fees and Expenses	$17,500
Miscellaneous Fees and Expenses	$2,000
TOTAL	$34,507.77

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the indemnified party to repay the amount if it is ultimately determined by a court of competent jurisdiction that such party is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

45

RECENT SALES OF UNREGISTERED SECURITIES

On January 29, 2024, we sold 100,000 shares of restricted Common Stock to Dandan Chen, at a price of $0.0001 per share of Common Stock for proceeds of $10. Ms. Chen currently serves as president and as a director.

On January 29, 2024, we sold 3,000,000 shares of restricted Common Stock to Liao Xiu Ze, at a price of $0.0001 per share of Common Stock for proceeds of $300. Mr. Liao currently serves as secretary, treasurer and as a director.

On May 15, 2024, we issued 3,500,000 shares of restricted Common Stock to Dandan Chen in connection with the acquisition by our Company of AEN Trading.

On June 28, 2024, we sold an aggregate of 610,000 shares of restricted Common Stock to 13 subscribers at a price of $0.05 per share of Common Stock for gross proceeds of $30,500.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Jones & Haley, P.C. including consent(1)
10.15	List of Subsidiaries(1)
23.1	Consent of Independent Accounting Firm (3)
24,1	Power of Attorney (included in signature page)
99.1	Sample Subscription Agreement (2)
107	Filing Fee Table (1)

____________________

(1)	Previously Filed.
(2)	To be filed by amendment.
(3)	Filed herewith

46

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

47

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Calgary, Alberta, on March 17 , 2025.

AEN Group Ltd.

By:	/s/ Dandan Chen
Name:	Dandan Chen
Title:	President, Treasurer and Director
Date:	March 17, 2025

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dandan Chen	President, Treasurer and Director	March 17, 2025
Dandan Chen	Principal Executive Officer
Principal Financial Officer/Principal Accounting Officer

/s/ Liao Xiu Ze	Secretary and Director	March 17, 2025
Liao Xiu Ze

48